                                                                      EXHIBIT 28

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 11-K


(MARK ONE)

[X]   Annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934

For the fiscal year ended December 31, 1996

                                       OR

[ ] Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934


For the transition period from ____________________ to ______________________

Commission file number 0-828

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                 BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                                BIRD CORPORATION
                              1077 PLEASANT STREET
                               NORWOOD, MA 02062

                             BIRD EMPLOYEES' SAVINGS
                             AND PROFIT SHARING PLAN

                             FINANCIAL STATEMENTS
                             AND ADDITIONAL INFORMATION
                             DECEMBER 31, 1996 AND 1995

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN


INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

------------------------------------------------------------------------------
                                                                        PAGE(S)



Financial Statements:


      Report of Independent Accountants                                    1

      Statement of Financial Condition (with Fund Information)           2 - 3

      Statement of Changes in Plan Equity (with Fund Information)        4 - 5

      Notes to Financial Statements                                      6 - 11


Additional Information*:

Schedule I - Assets Held for Investment Purposes                          12

Schedule II - Reportable Transactions                                     13






* Other schedules have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS



May 29, 1997



To the Participants and Committee of
the Bird Employees' Savings and Profit
Sharing Plan

In our opinion, the accompanying statements of financial condition and the related statements of changes in plan equity present fairly, in all material respects, the financial condition of the Bird Employees' Savings and Profit Sharing Plan (the "Plan") at December 31, 1996 and 1995, and the changes in plan equity for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basis financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of financial condition and the statement of changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and changes in plan equity of each fund. The additional information schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Price Waterhouse LLP

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF FINANCIAL CONDITION (WITH FUND INFORMATION)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                          DECEMBER 31, 1996
                                   ------------------------------------------------------------------------------------------------

                                                                           PARTICIPANT DIRECTED
                                   ------------------------------------------------------------------------------------------------

                                    VALUE       STABLE       CORPORATE      INT'L       INCOME       GROWTH        MULTI
                                   EQUITY        VALUE         STOCK       EQUITY     AND GROWTH   OPPORTUNITY     ASSET       LOAN
                                    FUND         FUND          FUND         FUND         FUND         FUND         FUND        FUND
ASSETS

Investments at fair value:
  Bird Inc. common stock            $      -    $        -    $195,944    $      -    $      -    $        -    $      -    $     -
  Insurance Company pooled
    separate accounts                      -     2,530,331           -           -           -             -           -          -
  Mutual funds                       788,771             -       8,922     116,107     499,242     1,264,603     331,517          -
Participant Loans                          -             -           -           -           -             -           -     93,123
Interest/dividends receivable              -        11,945           -           -           -             -           -          -
Employer contributions receivable     11,509        22,067         461       2,935       7,280        13,953       5,706          -
Employee contributions receivable      2,501         6,336         211       1,662       2,016         3,484       1,443          -
                                    --------    ----------    --------    --------    --------    ----------    --------    -------
    Total assets                    $802,781    $2,570,679    $205,538    $120,704    $508,538    $1,282,040    $338,666    $93,123
                                    ========    ==========    ========    ========    ========    ==========    ========    =======




LIABILITIES AND PLAN EQUITY

Accrued expenses                    $      -    $        -    $      -    $      -    $      -    $        -    $      -    $     -
                                    --------    ----------    --------    --------    --------    ----------    --------    -------

    Total liabilities                      -             -           -           -           -             -           -          -

Plan equity                          802,781     2,570,679     205,538     120,704     508,538     1,282,040     338,666     93,123
                                    --------    ----------    --------    --------    --------    ----------    --------    -------

    Total liabilities and
      plan equity                   $802,781    $2,570,679    $205,538    $120,704    $508,538    $1,282,040    $338,666    $93,123
                                    ========    ==========    ========    ========    ========    ==========    ========    =======




--------------------------------------------------------------------------------

                                                DECEMBER 31, 1996
--------------------------------------------------------------------------------
                                                NON-
                                            PARTICIPANT
                                              DIRECTED
                                            -----------
                                             CORPORATE
                                               STOCK
                                               FUND        TOTAL
ASSETS

Investments at fair value:
  Bird Inc. common stock                      $348,344   $  544,288
  Insurance Company pooled
    separate accounts                                -    2,530,331
  Mutual funds                                  15,860    3,025,022
Participant Loans                                    -       93,123
Interest/dividends receivable                        -       11,945
Employer contributions receivable                6,322       70,233
Employee contributions receivable                    -       17,653
                                              --------   ----------

    Total assets                              $370,526   $6,292,595
                                              ========   ==========




LIABILITIES AND PLAN EQUITY

Accrued expenses                              $      -   $        -
                                              --------   ----------

    Total liabilities                                -            -

Plan equity                                    370,526    6,292,595
                                              --------   ----------

    Total liabilities
      and plan equity                         $370,526   $6,292,595
                                              ========   ==========




                     The accompanying notes are an integral
                       part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF FINANCIAL CONDITION (WITH FUND INFORMATION)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                          DECEMBER 31, 1995


                                                                        PARTICIPANT DIRECTED

                              -----------------------------------------------------------------------------------------------------

                                VALUE       STABLE     CORPORATE     INT'L      INCOME       GROWTH        MULTI              SHORT
                               EQUITY        VALUE       STOCK      EQUITY    AND GROWTH   OPPORTUNITY     ASSET       LOAN    TERM
                                FUND         FUND        FUND        FUND        FUND         FUND         FUND        FUND    FUND

ASSETS

Investments at fair value:
   Bird Inc. common stock     $      -    $        -    $171,465    $     -    $      -    $        -    $      -    $     -    $ -
   Bank collective trust funds       -     3,131,074           -          -           -             -           -          -      -
   Mutual funds                638,624             -       9,053     89,346     660,184     1,094,238     377,650          -      -
Participant Loans                    -             -           -          -           -             -           -     41,223      -
Interest/dividends receivable        -             -           -          -           -             -           -          -      -
Employer contributions
  receivable                    11,654        26,889         772      2,379       8,528        15,871       4,647          -      -
Employee contributions
  receivable                     3,400         8,516         337        776       3,035         4,215       1,286          -      -
Cash                                 -             -           -          -           -             -           -          -     10
                              --------    ----------    --------    -------    --------    ----------    --------    -------    ---

       Total assets           $653,678    $3,166,479    $181,627    $92,501    $671,747    $1,114,324    $383,583    $41,223    $10
                              ========    ==========    ========    =======    ========    ==========    ========    =======    ===



LIABILITIES AND PLAN EQUITY

Accrued expenses              $      -    $    2,258    $      -    $     -    $      -    $        -    $      -    $     -    $ -
                              --------    ----------    --------    -------    --------    ----------    --------    -------    ---

       Total liabilities             -         2,258           -          -           -             -           -          -      -

Plan equity                    653,678     3,164,221     181,627     92,501     671,747     1,114,324     383,583     41,223     10
                              --------    ----------    --------    -------    --------    ----------    --------    -------    ---

       Total liabilities and
          plan equity         $653,678    $3,166,479    $181,627    $92,501    $671,747    $1,114,324    $383,583    $41,223    $10
                              ========    ==========    ========    =======    ========    ==========    ========    =======    ===




--------------------------------------------------------------------------------

                                        DECEMBER 31, 1995
--------------------------------------------------------------------------------
                                       NON-
                                    PARTICIPANT
                                     DIRECTED
                                   ------------

                                     CORPORATE
                                       STOCK
                                       FUND         TOTAL

ASSETS

Investments at fair value:
   Bird Inc. common stock              $279,759   $  451,224
   Bank collective trust funds                -    3,131,074
   Mutual funds                          14,771    2,883,866
Participant Loans                             -       41,223
Interest/dividends receivable                 -            -
Employer contributions
  receivable                              8,203       78,943
Employee contributions
  receivable                                  -       21,565
Cash                                          -           10
                                       --------   ----------

       Total assets                    $302,733   $6,607,905
                                       ========   ==========




LIABILITIES AND PLAN EQUITY

Accrued expenses                       $      -   $    2,258
                                       --------   ----------

       Total liabilities                      -        2,258

Plan equity                             302,733    6,605,647
                                       --------   ----------

       Total liabilities and
          plan equitY                  $302,733   $6,607,905
                                       ========   ==========



                     The accompanying notes are an integral
                       part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN PLAN EQUITY (WITH FUND INFORMATION)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                            FOR THE YEAR ENDED DECEMBER 31, 1996
                             ------------------------------------------------------------------------------------------------------


                                                                       PARTICIPANT DIRECTED

                             ------------------------------------------------------------------------------------------------------

                               VALUE       STABLE       CORPORATE    INT'L     INCOME       GROWTH        MULTI               SHORT
                              EQUITY        VALUE         STOCK     EQUITY   AND GROWTH   OPPORTUNITY     ASSET      LOAN      TERM
                               FUND         FUND          FUND       FUND       FUND         FUND         FUND       FUND      FUND

Investment Income:
     Interest                $      -    $  137,929    $      -    $      -    $      -    $        -    $      -    $ 7,240    $ -
     Dividends                 10,122             -         409       8,213      15,640        18,307       8,364          -      -
                             --------    ----------    --------    --------    --------    ----------    --------    -------    ---

       Total investment
         income                10,122       137,929         409       8,213      15,640        18,307       8,364      7,240      -

Administrative expenses          (100)         (100)        (18)          -           -             -           -          -    (10)
                             --------    ----------    --------    --------    --------    ----------    --------    -------    ---

Net appreciation
     (depreciation)
     of investments           132,114        12,294      18,930       2,958      25,289       172,057      44,511          -      -
                             --------    ----------    --------    --------    --------    ----------    --------    -------    ---

       Net investment income  142,136       150,123      19,321      11,171      40,929       190,364      52,875      7,240    (10)

Contributions:
     Employee                  41,224        95,121       2,924      14,316      33,105        55,206      16,941          -      -
     Employer - non cash            -             -           -           -           -             -           -          -      -
     Employer - cash           11,509        22,067         461       2,934       7,280        13,953       5,706          -      -
                             --------    ----------    --------    --------    --------    ----------    --------    -------    ---

       Total contributions     52,733       117,188       3,385      17,250      40,385        69,159      22,647          -      -
                             --------    ----------    --------    --------    --------    ----------    --------    -------    ---

Participant withdrawals       (91,388)     (891,959)     (3,504)     (1,247)    (57,399)     (149,635)   (130,535)         -      -
                             --------    ----------    --------    --------    --------    ----------    --------    -------    ---

Net increase (decrease) prior
     to transfers             103,481      (624,648)     19,202      27,174      23,915       109,888     (55,013)     7,240    (10)

Employee election interfund
     transfers                 54,674        64,444      11,941         273    (187,788)       57,309       7,073          -      -
                             --------    ----------    --------    --------    --------    ----------    --------    -------    ---

Loans issued                  (10,810)      (45,700)     (8,000)          -           -          (787)       (403)    65,700      -

Loan repayments                 1,758        12,362         768         756         664         1,306       3,426    (21,040)     -
Net increase (decrease) in
     plan assets              149,103      (593,542)     23,911      28,203    (163,209)      167,716     (44,917)    51,900    (10)

Plan equity beginning
     of year                  653,678     3,164,221     181,627      92,501     671,747     1,114,324     383,583     41,223     10
                             --------    ----------    --------    --------    --------    ----------    --------    -------    ---

Plan equity end of year      $802,781    $2,570,679    $205,538    $120,704    $508,538    $1,282,040    $338,666    $93,123    $ -
                             ========    ==========    ========    ========    ========    ==========    ========    =======    ===


--------------------------------------------------------------------------------
                              FOR THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                       NON-
                                    PARTICIPANT
                                      DIRECTED
                                    -----------
                                     CORPORATE
                                       STOCK
                                       FUND         TOTAL

Investment Income:
     Interest                          $      -   $  145,169
     Dividends                              727       61,782
                                       --------   ----------

       Total investment income              727      206,951

Administrative expenses                     (32)        (260)
                                       --------   ----------

Net appreciation (depreciation)
     of investments                      33,652      441,805
                                       --------   ----------

       Net investment income             34,347      648,496

Contributions:
     Employee                                 -      258,837
     Employer - non cash                 90,859       90,859
     Employer - cash                          -       63,910
                                       --------   ----------

       Total contributions               90,859      413,606
                                       --------   ----------

Participant withdrawals                 (49,487)  (1,375,154)
                                       --------   ----------

Net increase (decrease) prior
     to transfers                        75,719     (313,052)

Employee election interfund
     transfers                           (7,926)           -
                                       --------   ----------

Loans issued                                  -            -

Loan repayments                               -            -

Net increase (decrease) in
     plan assets                         67,793     (313,052)

Plan equity beginning of year           302,733    6,605,647
                                       --------   ----------

Plan equity end of year                $370,526   $6,292,595
                                       ========   ==========



                     The accompanying notes are an integral
                      part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN PLAN EQUITY (WITH FUND INFORMATION)


-----------------------------------------------------------------------------------------------------------------------------------

                                                                  FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                           PARTICIPANT DIRECTED

                                    -------------------------------------------------------------------------------------------

                                    GROWTH AND        VALUE        STABLE      CORPORATE      INT'L       MONEY
                                      INCOME         EQUITY         VALUE        STOCK       EQUITY       MARKET       PURITAN
                                       FUND           FUND          FUND         FUND         FUND         FUND         FUND

Investment Income:
     Interest                        $    3,849      $     -       $27,758      $   280       $    -     $     21       $2,712
     Dividends                           14,024        8,329             -          117        2,784        3,985        7,754
                                     ----------     --------    ----------     --------      -------     --------     --------

       Total investment income           17,873        8,329        27,758          397        2,784        4,006       10,466

Administrative expenses                    (975)           -       (14,760)           -         (386)           -       (2,247)
                                     ----------     --------    ----------     --------      -------     --------     --------

Net appreciation (depreciation)
     of investments                     223,976       38,307       238,972     (171,987)       4,864            -       48,227
                                     ----------     --------    ----------     --------      -------     --------     --------

       Net investment income            240,874       46,636       251,970     (171,590)       7,262        4,006       56,446

Contributions:
     Employee                            70,289       22,745       137,624       20,289        5,599        7,426       37,995
     Employer                                 -       11,654        26,889          772        2,379            -            -
                                     ----------     --------    ----------     --------      -------     --------     --------

       Total contributions               70,289       34,399       164,513       21,061        7,978        7,426       37,995
                                     ----------     --------    ----------     --------      -------     --------     --------

Participant withdrawals                (527,902)        (189)   (2,761,971)     (93,352)        (186)     (16,451)    (214,450)
                                     ----------     --------    ----------     --------      -------     --------     --------

Net increase (decrease) prior
     to transfers                      (216,739)      80,846    (2,345,488)    (243,881)      15,054       (5,019)    (120,009)

Employee election interfund
     transfers                       (1,471,640)     572,832       591,745      (86,188)      78,888     (122,144)    (444,888)
                                     ----------     --------    ----------     --------      -------     --------     --------


Loans issued                                  -            -       (37,583)           -       (1,500)           -            -

Loan repayments                               -            -         1,038          118           59            -            -

Net increase (decrease) in
     plan assets                     (1,688,379)     653,678    (1,790,288)    (329,951)      92,501     (127,163)    (564,897)

Plan equity beginning of year         1,688,379            -     4,954,509      511,578            -      127,163      564,897
                                     ----------     --------    ----------     --------      -------     --------     --------

Plan equity end of year              $        -     $653,678    $3,164,221     $181,627      $92,501     $      -     $      -
                                     ==========     ========    ==========     ========      =======     ========     ========




---------------------------------------------------------------------------------------------------------------------------------

                                                              FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                     PARTICIPANT DIRECTED    PARTICIPANT

                                   ---------------------------------------------------------------------------------------------

                                       INCOME                    GROWTH     INTERMEDIATE    MULTI                      SHORT
                                     AND GROWTH     CONTRA     OPPORTUNITY      BOND        ASSET         LOAN         TERM
                                        FUND         FUND         FUND          FUND        FUND          FUND         FUND

Investment Income:
     Interest                        $        -   $    3,867    $        -     $    471       $     -     $    508     $     -
     Dividends                           12,768            -        13,269        3,108        13,057            -           -
                                     ----------   ----------    ----------     --------      --------     --------      ------

       Total investment income           12,768        3,867        13,269        3,579        13,057          508           -

Administrative expenses                       -       (3,564)            -       (1,466)            -            -           -
                                     ----------   ----------    ----------     --------      --------     --------      ------

Net appreciation (depreciation)
     of investments                      17,658      206,210        69,252        5,599        19,394            -           -
                                     ----------   ----------    ----------     --------      --------     --------      ------

       Net investment income             30,426      206,513        82,521        7,712        32,451          508           -

Contributions:
     Employee                            22,533       58,315        29,433        8,256         9,941            -           -
     Employer                             8,528            -        15,871            -         4,647            -           -
                                     ----------   ----------    ----------     --------      --------     --------      ------

       Total contributions               31,061       58,315        45,304        8,256        14,588            -           -
                                     ----------   ----------    ----------     --------      --------     --------      ------

Participant withdrawals                    (245)    (324,338)      (56,780)     (83,456)         (190)           -           -
                                     ----------   ----------    ----------     --------      --------     --------      ------

Net increase (decrease) prior
     to transfers                        61,242      (59,510)       71,045      (67,488)       46,849          508           0

Employee election interfund
     transfers                          610,997   (1,025,899)    1,043,279      (77,513)      339,089            -      (8,558)
                                     ----------   ----------    ----------     --------      --------     --------      ------

Loans issued                               (497)           -             -            -        (2,420)      42,000           -

Loan repayments                               5            -             -            -            65       (1,285)          -
                                     ----------   ----------    ----------     --------      --------     --------      ------
Net increase (decrease) in
     plan assets                        671,747   (1,085,409)    1,114,324     (145,001)      383,583       41,223      (8,558)

Plan equity beginning of year                 -    1,085,409             -      145,001             -            -       8,568
                                     ----------   ----------    ----------     --------      --------     --------      ------

Plan equity end of year                $671,747   $        -    $1,114,324     $      -      $383,583     $ 41,223      $   10
                                     ==========   ==========    ==========     ========      ========     ========      ======


--------------------------------------------------------------------------------------------------------------------------------

                                 FOR THE YEAR ENDED DECEMBER 31, 1995

                                      NON-
                                  PARTICIPANT
                                    DIRECTED
                                  -----------

                                   CORPORATE
                                     STOCK
                                     FUND         TOTAL

Investment Income:
     Interest                        $    458   $   39,924
     Dividends                            192       79,387
                                     --------   ----------

       Total investment income            650      119,311

Administrative expenses                     -      (23,398)
                                     --------   ----------

Net appreciation (depreciation)
     of investments                  (280,611)     419,861
                                     --------   ----------

       Net investment income         (279,961)     515,774

Contributions:
     Employee                               -      430,445
     Employer                         138,153      208,893
                                     --------   ----------

       Total contributions            138,153      639,338
                                     --------   ----------

Participant withdrawals              (209,703)  (4,289,213)
                                     --------   ----------

Net increase (decrease) prior
     to transfers                    (351,511)  (3,134,101)

Employee election interfund
     transfers                              -            -
                                     --------   ----------

Loans issued                                -            -

Loan repayments                             -            -

Net increase (decrease) in
     plan assets                     (351,511)  (3,134,101)

Plan equity beginning of year         654,244    9,739,748
                                     --------   ----------

Plan equity end of year              $302,733   $6,605,647
                                     ========   ==========



                     The accompanying notes are an integral
                       part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.    DESCRIPTION OF THE PLAN

      The following description of the Bird Employees' Savings and Profit Sharing Plan (the "Plan") is intended to give a general summary of its principal provisions. Participants should refer to the Plan document for a more complete description of the Plan.

      The Plan was adopted by the Board of Directors of Bird Corporation (the "Company") as of July 1, 1983 and restated in its entirety as of January 1, 1985. The Plan was established to provide the Company's employees with a retirement program of Company base and profit sharing contributions and a regular savings and investment plan, which is funded with employee and Company contributions. The Plan is considered a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      ELIGIBILITY
      All employees of the Company and certain of its subsidiaries, excluding those covered by a collective bargaining agreement, are eligible to participate in the Plan.

      COMPANY BASE CONTRIBUTIONS
      Company base contributions are based on 2% of each employee's eligible compensation for all employees. Company base contributions for the years ended December 31, 1996 and 1995 amounted to $63,910 and $70,740, respectively.

      PROFIT SHARING CONTRIBUTIONS
      Annual Company profit sharing contributions, if earned, are based upon certain defined levels of return on equity by the Company and its business units. The amount of the Company's contributions are dependent upon the amount of profits (as defined) earned by the Company or a business unit, and distributions to employees of the Company or a business unit are based on their eligible compensation. Employees have the option to receive in cash, up to 50% of their share of the Company's annual profit sharing contribution. This cash portion of the profit sharing contribution is paid directly by the Company to the employee. There were no such contributions made for the years ended December 31, 1996 and 1995.

      SAVINGS CONTRIBUTIONS
      Eligible employees may contribute 1% to 15% of their eligible compensation to the Plan and the Company may make discretionary matching contributions with respect to the first 6% of each employee's contribution. All Company matching contributions are made to the Corporate Stock Fund. The Plan does not require an employee to make contributions to the Plan in order to become eligible to participate in the annual Company base or profit sharing contributions described in the items above. Matching contributions for the years ended December 31, 1996 and 1995 amounted to 19,249 shares of Company stock valued at $90,859 and 19,575 shares valued at $138,153, respectively. Forfeitures from the non-vested portion of terminated participants' account balances for the years ended December 31, 1996 and 1995, in the amount of $1,617 and $3,700, respectively, were used against Company contributions as permitted by the Plan (see vesting below).

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


      PARTICIPANT ACCOUNTS
      Each participant's account is maintained by an independent recordkeeper and reflects employee contributions, and Company matching, base and profit sharing contributions. Accounts are periodically adjusted to reflect the effect of investment income, realized and unrealized capital gains (losses), trustee expenses, and withdrawals and other distributions. Investment income, realized and unrealized capital gains (losses), and trustee expenses are allocated to participant's accounts based upon each participant's equity in the Plan at the end of the preceding valuation period.

      VESTING
      Vesting of Company base and matching contributions accrue at a rate of 20% per year for each year of service or contributory participation in the Plan, respectively. Participants are immediately vested in Company profit sharing contributions and employee contributions, plus earnings thereon. In addition to becoming fully vested as defined above, a participant's account becomes fully vested upon retirement, attainment of age 65, death, or occurrence of total and permanent disability or Plan termination. If a portion of the Company base or matching contributions is not vested upon a participant's termination, the non-vested portion will be forfeited, and used to reduce future Company contributions to the Plan.

      An amendment to the Plan was adopted on June 16, 1994 stating that in the event of a change in control of the Company each participant shall immediately be 100% vested in his Company Matching Contribution Account and his Company Base Contribution Account. Such a change in control occurred during 1995 and as such, all then active participants in the Plan became 100% vested.

      PAYMENTS OF BENEFITS
      Upon termination of service due to death, retirement, or complete disability, a participant or his beneficiary may elect to receive benefits equal to the full value of his account in the form of a lump-sum distribution or in the form of an annuity, which will be in the form of a joint and survivor annuity if the participant is married. If termination occurs due to other reasons, the participant is entitled to receive the total amount of employee contributions and the vested portion of Company contributions. Such distributions are payable in cash or, in the case of the Corporate Stock Fund, in cash or shares, as elected by the participant. Participants have limited withdrawal rights during employment.

      LOANS
      In accordance with the terms of the plan document, effective July 1, 1995, Plan participants may be granted loans. There is no minimum requirement for a loan, however, the maximum loan amount is the lesser of 50% of the participant's vested account balance or $50,000. The loan is secured by the balance in the participant's account and bears interest at a rate comparable to a commercial lending institution as determined by the Plan Administrator. Loans must be repaid within five years. At December 31, 1996, the Plan had eleven loans outstanding with interest rates ranging from 9.75% to 10.25% per annum. Loans are stated at principal outstanding which approximates fair value.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


      contingent assets and liabilities at the date of the financial statements and the reported amounts of sources and applications of net assets during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies which are in conformity with generally accepted accounting principles consistently followed by the Plan in the preparation of its financial statements.

      BASIS OF ACCOUNTING
      The financial statements of the Plan are prepared on the accrual basis of accounting.

      INVESTMENTS
      As more fully described in Note 3, Plan investments consist of participations in an insurance company pooled separate account, a bank collective trust fund, mutual funds, and shares of Bird Corporation common stock. Closing active market quotations are used to value mutual funds and common stock. The bank collective trust fund is recorded at fair value based on net asset value per unit as determined by the trustee. The pooled separate account is valued on a daily basis by the trustee. The average cost method is used to determine the net gain or loss on investment transactions.

      EXPENSES
      As of July 1, 1995, trustee and other administrative expenses are paid by the Company with the exception of loan fees which are charged to participant accounts. Previously, trustee expenses were paid by the Plan. The trustee charged each fund for the direct expenses of that fund. All other expenses of the Plan were paid for by the Company.


3.    INVESTMENTS

      The Plan's investments were held by CoreStates Bank, N.A. as trustee under the Trust Agreement for the Plan until June 30, 1995. Effective July 1, 1995 the Plan's investments were held by New York Life Trust Company as trustee, offering seven investment options to participants. Prior to July 1, 1995 similar investment options were also offered. Investment vehicles under each of the Plan's fund options are selected by the Company. The trustee executes transactions in accordance with participant elections as to investment fund contributions.

      At December 31, 1996 and 1995, the Plan's investment options, the underlying funds, and their objectives are as follows:

      VALUE EQUITY FUND
      Mainstay Institutional Service Value Equity Fund
      The fund's objective is to seek maximum long term total return from a combination of capital growth and income.

      STABLE VALUE FUND
      New York Life Anchor Account
      The Anchor account's objective is to provide a low-risk stable investment offering competitive yields and limited volatility by investing in investment grade, high quality fixed income securities. At December 31, 1995, this option's funds were invested in the Frank Russell Capital Contract Fund, a common/collective fund with an investment objective similar to the New York Life Anchor Account.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      CORPORATE STOCK FUND
      Bird Corporation Common Stock

      INTERNATIONAL EQUITY FUND
      Mainstay Institutional Service International Equity Fund
      The fund's objective is to seek maximum long term growth of capital by investing in a portfolio consisting primarily of non-U.S. equity securities.

      INCOME AND GROWTH FUND
      Fidelity Advisor Balanced Fund
      (formerly the Fidelity Advisor Series II Income and Growth Fund)
      The fund's objective is to seek a high level of income with the potential for growth by investing in securities of U. S. and foreign issues, including those in emerging markets.

      GROWTH OPPORTUNITY FUND
      Fidelity Advisor Growth Opportunities Fund
      The fund's objective is to seek capital growth by investing primarily in common stocks and convertible securities of foreign and domestic corporations and governments. At least 65% of the Fund's portfolio is invested in securities with long term growth potential.

      MULTI ASSET FUND
      Mainstay Institutional Service Multi Asset Fund
      The fund's objective is to seek maximum total return from a combination of common stocks, fixed income securities, and money market investments, consistent with certain investment constraints on amounts allocated to each asset class.


      Investments that represent 5% or more of total Plan investments are as follows:


                                                            DECEMBER 31,
                                                        1996            1995

      Fidelity Advisor Growth Opportunities Fund    $1,264,603       $1,094,238

      Fidelity Advisor Balanced Fund
       (formerly Fidelity Advisor Series II
       Income and Growth Fund)                         499,242          660,184

      Mainstay Institutional
       Service Value Equity Fund                       788,771          638,624

      Mainstay Institutional
       Service Multi Asset Fund                        331,517          317,650

      Bird Corporation Common Stock                    544,288          451,224

      Frank Russell Capital Contract Fund                  ---        3,131,074

      New York Life Anchor Account                   2,530,331              ---


BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

4.    PLAN TERMINATION

      The Company anticipates that the Plan will continue without interruption, but reserves the right to discontinue the Plan. In the event that the Plan and the related trust fund terminate, participants' accounts will become fully vested and non-forfeitable. All accounts will be valued as of the termination date and account balances will be distributed in full to participants.


5.    DIFFERENCES BETWEEN FINANCIAL STATEMENTS AND FORM 5500

      The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                          1996              1995

      Plan equity per the financial statements         $6,292,595        $6,605,647

      Amounts allocated to withdrawing
      participants                                        (25,148)         (101,232)
                                                       ----------        ----------

      Plan equity per the Form 5500                    $6,267,447        $6,504,415
                                                       ==========        ==========


      The following is a reconciliation of participant withdrawals per the financial statements to the Form 5500:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                          1996              1995
      Participant withdrawals per the financial
      statements                                       $1,375,154        $4,289,213

      Amounts allocated to withdrawing
      participants:     at beginning of year             (101,232)         (652,259)
                        at end of year                     25,148           101,232
                                                       ----------        ----------

      Participant withdrawals per the Form 5500        $1,299,070        $3,738,186
                                                       ==========        ==========


      Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year-end but not yet paid. At December 31, 1996 there were participant withdrawals of $25,148 pending processing by the trustee from the Stable Value and Corporate Stock Funds.


6.    FEDERAL INCOME TAXES

      The Plan is intended to meet the requirements of Section 401 of the Internal Revenue Code ("Code"). Under the provisions of Section 401 of the Code,

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      employer contributions to a qualified plan and earnings are not subject to federal or state income tax. Benefit payments received from a qualified plan are taxable in the year they are received. The Company received notification of qualification for the Plan and Plan amendments under
      Section 401 of the Code in a favorable determination letter dated August 6, 1996.

      Management has asserted that the Plan and its operations have been and continue to be in accordance with all applicable provisions of ERISA and the Code.


7.    UNALLOCATED PLAN EQUITY

      Plan equity of $6,204,730 and $6,507,387 was allocated to participant accounts at December 31, 1996 and December 31, 1995, respectively. The difference between allocated Plan equity and Plan equity per the statement of financial condition is primarily due to contribution receivables recorded on the statement of financial condition not yet allocated to participant accounts.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN          ADDITIONAL INFORMATION
                                                               SCHEDULE I
ASSETS HELD FOR INVESTMENT PURPOSES ITEM 27A FORM 5500
DECEMBER 31, 1996

--------------------------------------------------------------------------------


                                                  SHARES/                  CURRENT
                                                  UNITS          COST      VALUE

MULTI ASSET FUND
Mainstay Institutional Service
 Multi Asset Fund                                 25,134     $  310,386   $  331,517
                                                             ----------   ----------


CORPORATE STOCK FUND
Mainstay Institutional Money Market               24,782         24,782       24,782
Bird Corporation Common Stock                    104,923        897,365      544,288
                                                             ----------   ----------
                                                                922,147      569,070
                                                             ----------   ----------

GROWTH OPPORTUNITIES FUND
Fidelity Advisor Growth
 Opportunities Fund                               35,824      1,101,244    1,264,603
                                                             ----------   ----------


INCOME & GROWTH FUND
Fidelity Advisor Balanced Fund
(formerly Fidelity Advisor Series II
Income & Growth Fund)                             30,479        468,486      499,242
                                                             ----------   ----------


INTERNATIONAL EQUITY FUND
Mainstay Institutional Service
 International Equity Fund                        10,974        110,142      116,107
                                                             ----------   ----------


VALUE EQUITY FUND
Mainstay Institutional Service
 Value Equity Fund                                49,765        712,769      788,771
                                                             ----------   ----------


STABLE VALUE FUND
New York Life Anchor Account                    2,530,331     2,530,331    2,530,331
                                                             ----------   ----------


PLAN PARTICIPANTS LOANS
9.75% to 10.25% per annum, maturity
dates ranging from 4/7/97 to 2/2/02               93,123         93,123       93,123
                                                             ----------   ----------



Total Investments                                            $6,248,628   $6,192,764
                                                             ==========   ==========


BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN           ADDITIONAL INFORMATION
                                                                SCHEDULE II

REPORTABLE TRANSACTIONS INVOLVING AMOUNTS IN EXCESS OF 5% OF
CURRENT VALUE OF PLAN ASSETS  ITEM 27d FORM 5500
FOR THE YEAR ENDED DECEMBER 31, 1996

-------------------------------------------------------------------------------------------------------------------------

                                     NUMBER                                                                          NET
                                       OF         PURCHASE        SELLING         COST OF            CURRENT        GAIN/
DESCRIPTION OF ASSET              TRANSACTIONS      PRICE          PRICE           ASSET            VALUE ON       (LOSS)
                                                                                                   TRANS DATE

Fidelity Advisor Growth                26       $  222,030              -                 -        $  222,030            -
 Opportunities Fund                    12                -     $  174,902        $  162,288        $  174,902     $ 12,614

Fidelity Advisor Balanced Fund
(formerly Fidelity Advisor             21       $   80,554              -                 -        $   80,554            -
 Series II Income and Growth Fund)     12       $        -     $  263,473        $  255,841        $  263,473     $  7,632

Mainstay Institutional                 40       $  193,801              -                 -        $  193,801            -
 Money Market                          54                -     $  192,843        $  192,843        $  192,843            -

Mainstay Institutional Service         21       $  214,692              -                 -        $  214,692            -
 Value Equity Fund                     13                -     $  127,795        $  117,156        $  127,795     $ 10,639

Mainstay Institutional Service         22       $  136,058              -                 -        $  136,058            -
 Multi Asset Fund                       8                -     $  223,526        $  219,276        $  223,526     $  4,250

New York Anchor Account                31       $3,489,724              -                 -        $3,489,724            -
                                       40                -     $  959,393        $  959,393        $  959,393            -
                                        1       $3,027,613              -                 -        $3,027,613            -

Frank Russell Capital Contract          4                -     $3,143,367        $3,041,838        $3,143,367     $101,529
 Fund                                   1                -     $3,027,613        $2,929,743        $3,027,613     $ 97,870



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-36305) of Bird Corporation of our report dated May 29, 1997 relating to the financial statements of the Bird Employees' Savings and Profit Sharing Plan for the year ended December 31, 1996 included with this Form 11-K.


/s/Price Waterhouse LLP


PRICE WATERHOUSE LLP
Boston, Massachusetts
June 25, 1997